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                                                                    EXHIBIT 11.1

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
         RECONCILIATION OF BASIC AND DILUTED NET INCOME PER COMMON SHARE

 (Expressed in thousands of United States dollars, except for per share amounts)

A reconciliation of the numerator and denominator for basic and diluted EPS is given in the following table:

                                                                                                               Amount per
Three months ended June 30, 1998                                             Income             Shares            Share
--------------------------------                                             ------             ------            -----

Basic EPS                                                                    $22,156         25,033,932            $0.89
Effect of Dilutive Options                                                                    1,668,657
Diluted EPS                                                                  $22,156         26,702,589            $0.83

Three months ended June 30, 1997

Basic EPS                                                                    $25,528         25,005,701            $1.02
Effect of Dilutive Options                                                                    1,383,372
Diluted EPS                                                                  $25,528         26,389,073            $0.97

------------------------------------------------------------------------------------------------------------------------

Six months ended June 30, 1998

Basic EPS                                                                    $50,948         25,028,489            $2.04
Effect of Dilutive Options                                                                    1,672,380
Diluted EPS                                                                  $50,948         26,700,869            $1.91

Six months ended June 30, 1997

Basic EPS                                                                    $53,040         25,002,851            $2.12
Effect of Dilutive Options                                                                    1,347,692
Diluted EPS                                                                  $53,040         26,350,543            $2.01




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